LEGG MASON PARTNERS EQUITY TRUST
Designation of Series of Shares of Beneficial Interests in the Trust
(Effective as of February 8, 2007)

	WHEREAS, the Trustee(s) of the Trust, acting pursuant to
Section 4.9 of the Declaration, desire to divide the Shares of the Trust into 33 Series;

	NOW THEREFORE, the Trustee(s) of the Trust do hereby establish and designate the following Series of the Trust, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

1.	Legg Mason Partners Aggressive Growth Fund
2.	Legg Mason Partners All Cap Fund
3.	Legg Mason Partners Appreciation Fund
4.	Legg Mason Partners Balanced Fund
5.	Legg Mason Partners Capital and Income Fund
6.	Legg Mason Partners Capital Fund
7.	Legg Mason Partners Classic Values Fund
8.	Legg Mason Partners Convertible Fund
9.	Legg Mason Partners Diversified Large Cap Growth Fund
10.	Legg Mason Partners Dividend Strategy Fund
11.	Legg Mason Partners Emerging Markets Equity Fund
12.	Legg Mason Partners Equity Fund
13.	Legg Mason Partners Financial Services Fund
14.	Legg Mason Partners Fundamental Value Fund
15.	Legg Mason Partners Global Equity Fund
16.	Legg Mason Partners International All Cap
Opportunity Fund
17.	Legg Mason Partners Investors Value Fund
18.	Legg Mason Partners Large Cap Growth Fund
19.	Legg Mason Partners Large Cap Value Fund
20.	Legg Mason Partners Lifestyle Allocation 100%
21.	Legg Mason Partners Lifestyle Allocation 85%
22.	Legg Mason Partners Lifestyle Allocation 70%
23.	Legg Mason Partners Lifestyle Allocation 50%
24.	Legg Mason Partners Lifestyle Allocation 30%
25.	Legg Mason Partners Lifestyle Income Fund
26.	Legg Mason Partners Mid Cap Core Fund
27.	Legg Mason Partners S&P 500 Index Fund
28.	Legg Mason Partners Small Cap Core Fund
29.	Legg Mason Partners Small Cap Growth Fund
30.	Legg Mason Partners Small Cap Growth Fund I
31.	Legg Mason Partners Small Cap Growth
Opportunities Fund
32.	Legg Mason Partners Small Cap Value Fund
33.	Legg Mason Partners Social Awareness Fund


1.	Each Share of each Series shall have a par value of
$0.00001 per Share and shall be entitled to all the rights and preferences accorded to Shares under the Declaration.
2.	The number of authorized Shares of each Series is
unlimited.
3.	Each Series shall be authorized to hold cash, invest in
securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time are described in the prospectus and statement of additional information contained in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time ("Prospectus"). Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section 4.9 of the Declaration.
4.	With respect to the Shares of each Series, (a) the time and
method of determining the purchase price, (b) the fees and expenses, (c) the qualifications for ownership, if any, (d)
minimum purchase amounts, if any, (e) minimum account size, if any, (f) the price, terms and manner of redemption of, (g) any conversion or exchange feature or privilege , (h) the relative dividend rights, and (i) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.
5.	The Trustees may from time to time modify any of the
relative rights, preferences, privileges, limitations,
restrictions and other relative terms of a Series or the Shares of such Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Shareholders.
6.	The designation of any Series hereby shall not impair the
power of the Trustees from time to time to designate additional Series of Shares of the Trust or terminate any Series hereby designated.
7.	Capitalized terms not defined herein have the meanings
given to such terms in the Declaration.




LEGG MASON PARTNERS EQUITY TRUST
Designation of Classes
 (Effective as of February 8, 2007)

	WHEREAS, the Trustees of the Trust, acting pursuant to
Section 4.9 of the Declaration, desire to divide the Series of the Trust into one of more Classes of Shares

	NOW THEREFORE, the Trustees of the Trust do hereby establish and designate the Classes as listed below with respect to the identified Series of the Trust, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

Series
Class
Legg Mason Partners Aggressive Growth Fund
A, B, C, I,
R, FI
Legg Mason Partners All Cap Fund
A, B, C, I,
1
Legg Mason Partners Appreciation Fund
A, B, C, I,
R, FI
Legg Mason Partners Balanced Fund
A, B, C, O
Legg Mason Partners Capital and Income Fund
A, B, C, I
Legg Mason Partners Capital Fund
A, B, C, I
Legg Mason Partners Classic Values Fund
A, B, C, I
Legg Mason Partners Convertible Fund
A, B, C, I
Legg Mason Partners Diversified Large Cap
Growth Fund
A, B, C, I
Legg Mason Partners Dividend Strategy Fund
A, B, C, I,
1
Legg Mason Partners Emerging Markets Equity
Fund
A, B, C, I
Legg Mason Partners Equity Fund
A, B, C, O,
I
Legg Mason Partners Financial Services Fund
A, B, C, I
Legg Mason Partners Fundamental Value Fund
A, B, C, I
Legg Mason Partners Global Equity Fund
A, B, C, I,
1
Legg Mason Partners International All Cap
Opportunity Fund
A, B, C, I
Legg Mason Partners Investors Value Fund
A, B, C, O,
I
Legg Mason Partners Large Cap Growth Fund
A, B, C, I,
R, FI
Legg Mason Partners Large Cap Value Fund
A, B, C, I
Legg Mason Partners Lifestyle Allocation 100%
A, B, C, I
Legg Mason Partners Lifestyle Allocation 85%
A, B, C, I
Legg Mason Partners Lifestyle Allocation 70%
A, B, C, I
Legg Mason Partners Lifestyle Allocation 50%
A, B, C, I
Legg Mason Partners Lifestyle Allocation 30%
A, B, C, I
Legg Mason Partners Lifestyle Income Fund
A, B, C, I
Legg Mason Partners Mid Cap Core Fund
A, B, C, I,
1
Legg Mason Partners S&P 500 Index Fund
A, D
Legg Mason Partners Small Cap Core Fund
A, B, C, I
Legg Mason Partners Small Cap Growth Fund
A, B, C, O,
F1, R, I, 1
Legg Mason Partners Small Cap Growth Fund I
A, B, C, O,
F1, R, I, 1
Legg Mason Partners Small Cap Growth
Opportunities Fund
A, B, C, I
Legg Mason Partners Small Cap Value Fund
A, B, C, I
Legg Mason Partners Social Awareness Fund
A, B, C, I
1.	Each Share of each Class is entitled to all the rights and
preferences accorded to Shares under the Declaration.
2.	The number of authorized Shares of each Class is unlimited.
3.	All Shares of a Class of a Series shall be identical with
each other and with the Shares of each other Class of the same Series except for such variations between Classes as may be authorized by the Trustees from time to time and set forth in the Trust's then currently effective registration statement
under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Class of such Series, as the same may be amended and supplemented from time to time ("Prospectus").
The Trustees may change the name or other designation of a
Class; and take such other action with respect to the Classes as the Trustees may deem desirable.
4.	With respect to the Shares of a Class of a Series, (a) the
time and method of determining the purchase price, (b) the fees and expenses, (c) the qualifications for ownership, if any, (d) minimum purchase amounts, if any, (e) minimum account size, if any, (f) the price, terms and manner of redemption of, (g) any conversion or exchange feature or privilege , (h) the relative dividend rights, and (i) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Class of such Series.
5.	The Trustees may from time to time modify any of the
relative rights, preferences, privileges, limitations,
restrictions and other relative terms of a Class of a Series that have been established by the Trustees, divide or combine the issued or unissued Shares of any Class of a Series into a greater or lesser number; classify or reclassify any issued or unissued Shares of any Class of a Series into one or more
Classes of such Series; combine two or more Classes of a Series into a single Class of such Series; in each case without any action or consent of the Shareholders.
6.	The designation of any Class hereby shall not impair the
power of the Trustees from time to time to designate additional Classes of Shares of a or terminate any one or more Classes of a Series hereby designated.
7.	Capitalized terms not defined herein have the meanings
given to such terms in the Declaration.

SCHEDULE A

BUSDOCS/1622034.2
SCHEDULE A
BUSDOCS/1622034.1/0447785-0000319427
SCHEDULE B